Tango Therapeutics Reports First Quarter 2025 Financial Results

and Provides Business Highlights

– Data update from ongoing TNG462 Phase 1/2 monotherapy trial expected 2H 2025 –

– Combination trial of TNG462 + Revolution Medicines RAS(ON) inhibitors on track for enrollment 2Q 2025 –

– Cash position of $217 million as of March 31, 2025; cash runway extended into 1Q 2027 - with reduction of preclinical spend –

BOSTON, May 12, 2025 (GLOBE NEWSWIRE) -- Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, reported its financial results for the first quarter ended March 31, 2025, and provided business highlights.

“Accumulating data continue to support TNG462 as the potential best-in-class PRMT5 inhibitor,” said Barbara Weber, M.D., President and CEO of Tango Therapeutics. “We anticipate presenting a fulsome efficacy, safety and tolerability data update on TNG462 monotherapy later this year, with a focus on pancreatic and lung cancer, and remain on track with our goal of initiating our first TNG462 monotherapy registrational study in pancreatic cancer next year. We also are moving forward rapidly with key clinical combinations and, based on strong preclinical data, we are focused on combining TNG462 with Revolution Medicine’s RAS(ON) inhibitors daraxonrasib and zoldonrasib in pancreatic and lung cancer. Finally, given market conditions and our strong conviction in TNG462, we have taken steps to extend our cash runway and focus resources on our PRMT5 programs, reducing spend on our preclinical pipeline and deferring some clinical combination studies designed primarily to assess tolerability with standard-of-care regimens.”

Pipeline Update

TNG462, a potentially best-in-class MTA-cooperative PRMT5 inhibitor

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Enrollment in dose expansion is ongoing and a clinical data update on the TNG462 Phase 1/2 trial is expected in the second half of this year. This update is anticipated to provide sufficient information to inform a registrational trial in pancreatic cancer next year and determine the next steps for the development path in NSCLC.

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Based on promising preclinical data, the Company is on track to initiate a combination trial with TNG462, including RAS(ON) multi-selective inhibitor, daraxonrasib, and RAS(ON) G12D-selective inhibitor, zoldonrasib (Revolution Medicines). This trial is expected to begin enrolling in the second quarter of 2025.

TNG456, a next-generation brain-penetrant MTA-cooperative PRMT5 inhibitor in development for glioblastoma

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Preclinical studies demonstrate TNG456 brain exposure has the potential to be sufficient for meaningful efficacy in glioblastoma.
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The Company plans to begin enrolling a Phase 1/2 clinical trial evaluating TNG456 in patients with MTAP-deleted solid tumors, focused on glioblastoma in 2Q 2025.

TNG260, a first-in-class, highly selective CoREST complex inhibitor

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Proof-of-mechanism has been established for TNG260 based on pharmacodynamic data from on-treatment patient biopsies, with favorable safety, tolerability and pharmacokinetic profiles shown at the expansion dose of 80 mg QD (once daily) to date.
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The dose expansion cohort of the TNG260 Phase 1/2 trial is ongoing in NSCLC. The study is evaluating the pharmacokinetics, pharmacodynamics, safety and efficacy of TNG260 in combination with pembrolizumab in patients with an STK11 loss-of-function mutation.
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The Company plans to provide a clinical update on TNG260 in the second half of 2025.

TNG961, a first-in-class, potent and selective HBS1L molecular glue degrader for the treatment of cancers with FOCAD deletion

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TNG961 is a development candidate targeting HBS1L in FOCAD-deleted solid tumors. FOCAD deletion occurs in 20-40% of all MTAP-deleted cancers and is common in NSCLC, occurring in ~7% of these patients.
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20-40% of cancers with MTAP deletion have a coincident FOCAD deletion on chromosome 9, and cancers with FOCAD deletion are dependent on HBS1L for mRNA processing, thus protein synthesis. By degrading HBS1L and disrupting the HBS1L/PELO complex, TNG961 causes tumor regression in FOCAD-deleted preclinical models of multiple histologies.

Preclinical presentations at AACR

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The Company presented five posters at the 2025 American Association for Cancer Research (AACR) Annual Meeting, April 25-30, 2025. These posters highlight preclinical data from our PRMT5 programs and underscore the potential of these molecules as both standalone treatments and as key combination partners in MTAP-deleted cancers, including in combination with KRAS-inhibitors. Preclinical data from TNG961, an HBSL1 molecular glue degrader, also was presented.

Upcoming Milestones

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TNG462 Phase 1/2 clinical data update expected in 2H 2025
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TNG456 phase 1/2 trial enrollment expected to begin 2Q 2025
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Enrollment in combination trial with TNG462 + RAS(ON) multi-selective inhibitor, daraxonrasib and TNG462 + RAS(ON) G12D-selective inhibitor, zoldonrasib, (Revolution Medicines) expected to begin 2Q 2025
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TNG260 clinical data update expected in 2H 2025

Financial Results

As of March 31, 2025, the Company held $216.7 million in cash, cash equivalents and marketable securities, which the Company now expects to be sufficient to fund operations into the first quarter of 2027. Extension of cash runway was primarily due to reduction of preclinical pipeline, target discovery efforts and the associated research headcount as well as the deferral of clinical combination studies primarily designed to assess tolerability of TNG462 with standard-of-care agents.

Collaboration revenue was $5.4 million for the three months ended March 31, 2025, compared to $6.5 million for the same period in 2024. Research costs incurred under the collaboration were lower during the three months ended March 31, 2025, which resulted in lower collaboration revenue amounts recognized.

Research and development expenses were $36.4 million for the three months ended March 31, 2025, compared to $38.1 million for the same period in 2024. The change is due to decreased spend on discontinued clinical programs (TNG908 and TNG348), partially offset by increased spend on the advancement of TNG961 and TNG456 as well as personnel-related costs to support our research and development activities.

General and administrative expenses were $11.5 million for the three months ended March 31, 2025, compared to $10.7 million for the same period in 2024. The change was primarily due to increases in personnel-related costs.

Net loss for the three months ended March 31, 2025 was $39.9 million, or $0.36 per share, compared to a net loss of $37.9 million, or $0.35 per share, in the same period in 2024.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Weber's statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors; (ii) the preclinical research of the Company’s PRMT5 inhibitors, as a monotherapy and in combination, and the expectation that they may pave the way for future development opportunities; (iii) expectations regarding the anticipated benefits of our molecules, including our belief that TNG456 has the potential to have meaningful clinical benefit in glioblastoma; (iv) expectations for TNG462, including our plans to present a fulsome efficacy, safety and tolerability update on TNG462 monotherapy in the second half of 2025 (with a focus on pancreatic and lung cancer) and our belief that TNG462 has the potential to be a best-in-class PRMT5 inhibitor; (v) beliefs regarding the ability of the ongoing TNG462 clinical trial to provide sufficient information to inform a registrational trial in pancreatic cancer and determine the next steps for a development path in lung cancer; (vi) our plans and timing for a combination trial with TNG462 and RAS(ON) inhibitors from Revolution Medicines; (vii) the timing of our Phase 1/2 clinical trial in TNG456; (viii) our expectations and plans regarding TNG961; (ix) our anticipated cash runway, including the impact of cost-saving initiatives; and (x) the expected timing of: (a) development candidate declaration for certain targets; (b) initiating IND-enabling studies; (c) filing INDs; (d) clinical trial initiation, enrollment, dose escalation and dose expansion (including for combination studies); (e) disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies), including expectations to present clinical updates for TNG462 and TNG260 in the second half of 2025; and (f) the expected benefits of the Company's development candidates and other product candidates. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; the Company will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond our control; the Company may not be able to realize the benefits of orphan drug or Fast Track designation (and such designations may not advance any anticipated approval timelines); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results, Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; the impact of trade restrictions such as sanctions or tariffs, legal actions or enforcement and inflation rates on our business, financial condition, and results of operations; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business); uncertainty around the U.S. presidential administration's approach to governmental agencies and/or product candidate approvals may present challenges for our business or create a more costly environment in which to pursue the development of new therapeutic candidates; our success depends on our ability to obtain and maintain patent and regulatory protection for our technology and product candidates; and the scope of intellectual property protection obtained may not be sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors and Media:

Elizabeth Hickin
IR@tangotx.com
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Collaboration revenue	$5,392	$6,471
Operating expenses:
Research and development	36,442	38,065
General and administrative	11,480	10,661
Total operating expenses	47,922	48,726
Loss from operations	(42,530)	(42,255)
Other income, net	2,688	4,381
Loss before income taxes	(39,842)	(37,874)
Provision for income taxes	(34)	(40)
Net loss	$(39,876)	$(37,914)

Net loss per common share – basic and diluted	$(0.36)	$(0.35)
Weighted average number of common shares outstanding – basic and diluted	110,301,256	108,171,463

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$58,432	$69,530
Marketable securities	158,292	188,387
Restricted cash	428	—
Prepaid expenses and other current assets	7,778	8,426
Total current assets	224,930	266,343
Property and equipment, net	7,539	8,102
Operating lease right-of-use assets	39,697	39,476
Restricted cash, net of current portion	2,139	2,567
Other assets	1	4
Total assets	$274,306	$316,492
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,239	$1,601
Accrued expenses and other current liabilities	10,374	16,497
Operating lease liabilities	2,824	2,454
Deferred revenue	19,480	17,618
Total current liabilities	35,917	38,170
Operating lease liabilities, net of current portion	34,122	34,039
Deferred revenue, net of current portion	37,511	44,766
Total liabilities	107,550	116,975
Total stockholders’ equity	166,756	199,517
Total liabilities and stockholders’ equity	$274,306	$316,492